Exhibit 99.1

Rockwood Reports Third Quarter 2013 Results

Highlights

•                  Earnings per share of $14.65, which includes gain on the sale of Advanced Ceramics

•                  Adjusted earnings per share - $0.63 per share versus $0.92 per share, including discontinued operations, and $0.39 per share versus $0.49 per share, excluding discontinued operations

•                  Adjusted EBITDA - $159 million versus $179 million, including discontinued operations, and $82 million versus $84 million, excluding discontinued operations

•                  Completed the sale of the Advanced Ceramics business in Q3 and the Clay-based Additives business in Q4 for purchase prices of €1.49 billion and $635 million, respectively

•                  Entered into a definitive agreement in Q3 to sell our Titanium Dioxide Pigments and four other non-strategic businesses for $1.325 billion, including the assumption of $225 million in pension obligations

•                  Repaid senior secured credit facility for $911 million

•                  Completed the share repurchase program during the quarter purchasing 2.8 million shares for average price of $65.03 per share

•                  Core businesses, Lithium applications and Surface Treatment, post robust quarterly results in line with our expectations

Princeton, New Jersey; November 12, 2013 — Rockwood Holdings, Inc. (NYSE: ROC) today reported net income of $1,111.9 million, or $14.65 per share for the third quarter of 2013, which included other net benefits of $1,063.7 million, primarily related to the gain on sale of the Advanced Ceramics business, as compared to $59.6 million, or $0.75 per share for the same period in the prior year, which included other net charges of $13.7 million.

Excluding these other net benefits and charges, adjusted net income was $48.2 million, or $0.63 per share, in the third quarter of 2013 compared to $73.3 million, or $0.92 per share, for the same period in the prior year. Quarter on quarter performance was down from lower selling prices in the Titanium Dioxide Pigments business coupled with the inclusion of only two months of the Advanced Ceramics business versus three months in the prior year quarter. This was partially offset by improved results in Surface Treatment.

For the nine months ended September 30, 2013, net income was $1,161.5 million, or $14.84 per share, which included other net benefits of $1,002.9 million, primarily related to the gain on sale of the Advanced Ceramics business, as compared to $358.5 million, or $4.49 per share for the prior year, which included other net benefits of $89.3 million, primarily related to the reversal of $139.0 million of a valuation allowance on net deferred tax assets.

Excluding these other net benefits, adjusted net income was $158.6 million, or $2.03 per share, in the nine months ended September 30, 2013, versus $269.2 million, or $3.37 per share, for the same period in the prior year. Year on Year performance was down from lower selling prices and lower fixed cost absorption related to lower production levels in the Titanium Dioxide Pigments business coupled with one less month of operations from the Advanced Ceramics business. This was partially offset by improved results of Surface Treatment, and, to a lesser extent, Lithium.

For the three and nine months ended September 30, 2013, adjusted net income and EPS were negatively impacted by higher interest expense due to the issuance of the $1.25 billion notes due in 2020 in September 2012 and higher SG&A costs, primarily for increased variable compensation costs.

Free cash flow for the third quarter 2013 was $68.6 million compared to $81.2 million in same period in the prior year. The third quarter benefited from a significant inflow of working capital and lower cash interest. This more than offset lower cash contribution from Advanced Ceramics due to the inclusion of only two months operations and higher growth capital expenditures related to the expansion of our high-quality battery grade lithium facility in Chile.

Table 1: Third Quarter and YTD Financial Highlights

			% Change				% Change
				Constant				Constant
($ in millions; except per share amounts)	Q3 2013	Q3 2012	Total	Currency	YTD 2013	YTD 2012	Total	Currency
Net sales	$345.8	$320.9	7.8%	6.9%	$1,030.8	$1,001.8	2.9%	2.9%
Net sales (including discontinued operations)	890.1	862.8	3.2%	0.3%	2,797.0	2,677.9	4.4%	3.3%
Adjusted EBITDA from continuing operations	81.6	83.7	(2.5)%	(4.1)%	245.1	240.4	2.0%	1.1%
Total Adjusted EBITDA	158.7	179.4	(11.5)%	(14.0)%	491.1	633.4	(22.5)%	(23.5)%
Net income	1,111.9	59.6	1765.6%		1,161.5	358.5	224.0%
Diluted EPS	14.65	0.75	1853.3%		14.84	4.49	230.8%
Net income - as adjusted	48.2	73.3	(34.2)%		158.6	269.2	(41.1)%
Diluted EPS - as adjusted	0.63	0.92	(31.5)%		2.03	3.37	(39.7)%
Net income (continuing operations)	29.9	39.0	(23.3)%		83.3	103.7	(19.7)%
Diluted EPS - as adjusted (continuing operations)	0.39	0.49	(20.4)%		1.06	1.30	(18.5)%
Cash flow provided by operating activities	145.5	141.7	2.7%		278.8	294.8	(5.4)%
Capital expenditures, net	45.8	40.2	13.9%		128.7	108.9	14.5%
Free cash flow	68.6	81.2	(15.5)%		81.3	102.0	(20.3)%

Note: The Advanced Ceramics business, Clay-based Additives business, and the Titanium Dioxide Pigments, Color Pigments and Services, Timber Treatment Chemicals, Rubber/Thermoplastics Compounding and Water Chemistry businesses (“TiO2 Pigments and Other”) all met the criteria for being reported as discontinued operations. The results of these businesses have been accounted for as discontinued operations in the condensed consolidated financial statements for all periods presented.

Seifi Ghasemi, Chairman and Chief Executive Officer, commented, “Our core businesses, Lithium (Lithium applications, which excludes potash), and Surface Treatment, delivered outstanding performance in the third quarter.  Sales in Lithium applications increased 16%, posting an Adjusted EBITDA margin of nearly 36%, a 350 basis point improvement versus the third quarter last year. Surface Treatment sales rose over 10% compared to the third quarter last year and achieved another consecutive record Adjusted EBITDA margin of 23%.”

Mr. Ghasemi continued, “In addition, we continue to execute successfully on our strategic plan presented to our investors in January 2013. Over the course of the last ten months, we have delivered on all of our action items. We sold seven non-strategic businesses for an approximate enterprise value of $3.9 billion, returned nearly $500 million of capital to our shareholders by completing our $400 million share repurchase program and increasing dividends, and have repaid $1.43 billion of term debt.”

Business Segment Review

Third quarter and year-to-date net sales and Adjusted EBITDA results, as compared with the same period a year ago, are summarized below:

Table 2: Net Sales

			% Change				% Change
				Constant				Constant
($ in millions)	Q3 2013	Q3 2012	Total	Currency (a)	YTD 2013	YTD 2012	Total	Currency (a)
Lithium	$120.3	$116.0	3.7%	3.0%	$364.5	$355.3	2.6%	3.0%
Surface Treatment	193.6	175.3	10.4%	10.4%	569.3	547.7	3.9%	4.1%
Corporate and other	31.9	29.6	7.8%	2.0%	97.0	98.8	(1.8)%	(4.3)%
Net sales	345.8	320.9	7.8%	6.9%	1,030.8	1,001.8	2.9%	2.9%
Discontinued operations	544.3	541.9	0.4%	(3.6)%	1,766.2	1,676.1	5.4%	3.5%
Total	$890.1	$862.8	3.2%	0.3%	$2,797.0	$2,677.9	4.4%	3.3%

Table 3: Adjusted EBITDA

			% Change				% Change
				Constant				Constant
($ in millions)	Q3 2013	Q3 2012	Total	Currency (a)	YTD 2013	YTD 2012	Total	Currency (a)
Lithium	$43.1	$45.4	(5.1)%	(7.5)%	$139.0	$137.9	0.8%	(0.4)%
Surface Treatment	45.0	37.9	18.7%	18.5%	127.9	116.6	9.7%	9.5%
Corporate and other	(6.5)	0.4	1725.0%	1750.0%	(21.8)	(14.1)	(54.6)%	(56.0)%
Adjusted EBITDA from continuing operations	81.6	83.7	(2.5)%	(4.1)%	245.1	240.4	2.0%	1.1%
Discontinued operations	77.1	95.7	(19.4)%	(22.7)%	246.0	393.0	(37.4)%	(38.5)%
Total	$158.7	$179.4	(11.5)%	(14.0)%	$491.1	$633.4	(22.5)%	(23.5)%

(a) The constant currency effect is the translation impact of the change in the average rate of exchange of another currency to the U.S. dollar for the applicable period as compared to the preceding period. The impact primarily relates to the conversion of the Euro to the U.S. dollar. For the three and nine months ended September 30, 2013 and 2012, the average rate of exchange of the Euro to the U.S. dollar is $1.33 and $1.25, respectively, and $1.32 and $1.28, respectively.  For further details, see Appendix Table A-11.

Third Quarter Segment Drivers

Lithium: Including potash, net sales increased 3.7%, while Adjusted EBITDA decreased 5.1%.  Excluding potash, net sales and Adjusted EBITDA increased 16.1% and 29.1%, respectively.

•                  Net sales and Adjusted EBITDA increased primarily from higher volumes of lithium carbonate, lithium chloride and lithium hydroxide.

Surface Treatment: Net sales and Adjusted EBITDA increased 10.4% and 18.7%, respectively.

•                  Net sales increased primarily due to increased volumes, particularly driven by higher automotive OEM and general industrial applications, and the acquisition of the remaining 50% interest in a previously unconsolidated joint venture in India, as well as higher selling prices.

•                  Adjusted EBITDA increased primarily from higher net sales, partially offset by an unfavorable product mix and higher selling, general and administrative costs.

Outlook

Commenting on the outlook, Mr. Ghasemi said, “We expect our two core businesses, Lithium applications and Surface Treatment, to continue their strong growth in the fourth quarter of 2013, in line with their performance year to date. In 2014, we expect our lithium carbonate and lithium hydroxide (the upstream lithium business) sales to continue their double digit growth. We are on schedule to complete the construction and qualification of our new state-of-the-art lithium carbonate facility in Chile by the end of 2014, nearly doubling our total capacity to meet the fast-growing demand needs of our customers. In Surface Treatment, we expect high single-digit top line growth and continued strong margins of 22% - 23%.”

Mr. Ghasemi added, “As a result of the successful execution of our strategy, Rockwood now has a very solid balance sheet with expected cash on hand of approximately $2.5 billion. We are committed to deploy our cash to expand and strengthen our core businesses, maintain our dividend and buy back shares as and when appropriate.”

Conference Call and Webcast

On Tuesday, November 12, 2013 at 11:00 am Eastern Time, Rockwood Holdings plans to host its conference call and webcast to discuss these results.

To access this conference call, the dial-in number in the U.S. is (800) 230-1096, and the international dial-in number is (612) 332-0345. No access code is needed for either call. A listen-only, live webcast of the conference call will also be available at www.rocksp.com.Materials for the call, including the earnings release and presentation, will be available for download on the company’s website on the morning of the call. For persons unable to listen to the live conference call or webcast, a webcast replay of the call will be available on Rockwood’s website.

Contact:	Nahla A. Azmy
nazmy@rocksp.com
Phone: 609-524-1109

* * *

Rockwood Holdings, Inc. based in Princeton, N.J., is a leading global developer, manufacturer and marketer of technologically advanced and high value-added specialty chemicals, with a market capitalization of nearly $5 billion. It is the leading integrated and lowest cost global producer of lithium and lithium compounds that has been an enabler of the significant global growth of mobile devices by providing adequate lithium supply used in lithium-ion batteries for electronics and alternative transportation.  The company is also the second largest global producer of products and services for metal processing, servicing the luxury European automotive and aerospace industry.

With approximately 3,500 employees in 17 countries and over 50,000 customers, Rockwood’s materials result in end-use products for nearly every industry and generate annual net sales of approximately $1.3 billion in 2012 (after adjustment for discontinued operations).

For more information on Rockwood, please visit www.rocksp.com.

* * *

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” such as, a discussion of Adjusted EBITDA, net sales including sales from discontinued operations, free cash flow, net income/diluted earnings per share excluding certain items and net income/diluted earnings per share from continuing operations excluding certain items. Adjusted EBITDA is not intended to be an alternative to net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. All presentations of consolidated Adjusted EBITDA are calculated using the definition set forth in the Company’s senior secured credit agreement and indenture governing the Senior Notes due in 2020 (“2020 Notes”) as a basis and reflects management’s interpretations thereof.  Adjusted EBITDA, which is referred to under the senior secured credit agreement as “Consolidated EBITDA,” is defined in the senior secured credit agreement as consolidated earnings (which, as defined in the senior secured credit agreement, equals income (loss) before the deduction of income taxes of Rockwood Specialties Group, Inc. and the Restricted Subsidiaries (as such term is defined in the senior secured credit agreement), excluding extraordinary items) plus certain items including interest expense, depreciation expense, amortization expense, extraordinary losses and non-recurring charges, losses on asset sales, less certain items including extraordinary gains and non-recurring gains, non-cash gains and gains on asset sales.  The calculation of Adjusted EBITDA according to the indenture underlying the 2020 Notes is generally consistent with the definition in our senior secured credit agreement.  We use Adjusted EBITDA on a consolidated basis to assess our operating performance, to calculate performance-based cash bonuses and determine whether certain performance-based options and restricted stock units vest (as such bonuses, options and restricted stock units are tied to Adjusted EBITDA), and as a liquidity measure. In addition, we use Adjusted EBITDA to determine compliance with our debt covenants. We also use Adjusted EBITDA on a segment basis as the primary measure used by our chief operating decision maker to evaluate the ongoing performance of our business segments and reporting units. A reconciliation of net incomeattributable to Rockwood Holdings, Inc. shareholders to Adjusted EBITDA is contained in this press release. We strongly urge you to review the reconciliation. In addition, we discuss sales growth in terms of nominal (actual) and net change (nominal less constant currency impacts).

Net sales including sales from discontinued operations is not intended to be an alternative for net sales. Management believes that net sales including sales from discontinued operations is meaningful to investors because it provides a view of the Company with respect to its operating results.

Free cash flow is not intended to be an alternative to cash flows from operating activities as a measure of liquidity. Our presentation of free cash flow is defined as net cash from operating activities, less capital expenditures, net of proceeds from government grants received, and other items (including, among others, the cash impact of adjustments made to Adjusted EBITDA under our senior secured credit agreement and the indenture underlying the 2020 Notes). Management believes that free cash flow is meaningful to investors because it provides an additional measure of liquidity. However, a limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term “free cash flow” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may provide investors a comparable view of our performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities of continuing operations, with free cash flow within its earnings release and by providing a reconciliation that shows and describes the adjustments made. A reconciliation of net cash provided by operating activities to free cash flow is provided in the accompanying tables.

Neither net income and diluted earnings per share excluding certain items nor net income and diluted earnings per share from continuing operations excluding certain items is intended to be an alternative for net income or diluted earnings per share. Management believes that net income and diluted earnings per share excluding certain items and net income and diluted earnings per share from continuing operationsexcluding certain items is meaningful to investors because it provides a view of the Company with respect to ongoing operating results.

Reconciliations of these non-GAAP financial measures are included herein. These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

* * *

This press release contains, and management may make, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements.  Words such as “may,” “will,” “should,” “could,” “likely,” “anticipates,” “intends,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” “predicts” and “outlook” and similar words and expressions are intended to identify forward-looking statements. Examples of our forward-looking statements include, among others, statements relating to our outlook, our future operating results on a segment basis, our future Adjusted EBITDA and free cash flows, our share repurchase plans and our strategic initiatives.  Although they reflect Rockwood’s current expectations, they involve a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied, and not guarantees of future performance. These risks, uncertainties and other factors include, without limitation, Rockwood’s business strategy; our ability to complete previous announced divestitures; our uses of the cash and cash equivalents from the completed or expected to be completed divestitures; the prospects for and our outlook for our business; changes in general economic conditions in North America and Europe and in other locations in which Rockwood currently does business; competitive pricing or product development activities affecting demand for Rockwood’s products; technological changes affecting production of Rockwood’s materials; fluctuations in interest rates, exchange rates and currency values; availability and pricing of raw materials; governmental and environmental regulations and changes in those regulations; fluctuations in energy prices; changes in the end-use markets in which Rockwood’s products are sold; hazards associated with chemicals manufacturing; Rockwood’s ability to access capital markets; Rockwood’s high level of indebtedness; risks associated with competition and the introduction of new competing products, especially from the Asia-Pacific region; risks associated with international sales and operations; risks associated with information securities and the risks, uncertainties and other factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Rockwood’s Form 10-K for the year ended December 31, 2012 and other periodic reports filed with or furnished to the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

* * *

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Net sales	$345.8	$320.9	$1,030.8	$1,001.8
Cost of products sold	193.1	178.3	567.5	555.9
Gross profit	152.7	142.6	463.3	445.9

Selling, general and administrative expenses	97.5	84.7	295.6	276.2
Gain on previously held equity interest (a)	(16.0)	—	(16.0)	—
Restructuring and other severance costs	4.6	3.7	13.2	17.9
Asset write-downs and other	(0.7)	0.1	4.0	0.2
Operating income	67.3	54.1	166.5	151.6

Other expenses, net:
Interest expense, net	(21.2)	(11.6)	(67.9)	(41.2)
Loss on early extinguishment/modification of debt	(15.5)	—	(15.5)	(9.7)
Foreign exchange (loss) gain on financing activities, net	(31.2)	0.2	(41.7)	(7.9)
Other, net	—	(0.3)	—	(0.2)
Other expenses, net	(67.9)	(11.7)	(125.1)	(59.0)

(Loss) income from continuing operations before taxes	(0.6)	42.4	41.4	92.6
Income tax (benefit) provision	(9.0)	13.6	0.8	(112.0)
Income from continuing operations	8.4	28.8	40.6	204.6
(Loss) income from discontinued operations, net of tax (b)	(60.2)	30.2	(43.7)	176.0
Gain on sale of discontinued operations, net of tax (c)	1,163.8	—	1,163.8	—
Net income	1,112.0	59.0	1,160.7	380.6
Net (income) loss attributable to noncontrolling interest - discontinued operations	(0.1)	0.6	0.8	(22.1)
Net income attributable to Rockwood Holdings, Inc. shareholders	$1,111.9	$59.6	$1,161.5	$358.5

Amounts attributable to Rockwood Holdings, Inc.:
Income from continuing operations	$8.4	$28.8	$40.6	$204.6
Income from discontinued operations	1,103.5	30.8	1,120.9	153.9
Net income	$1,111.9	$59.6	$1,161.5	$358.5

Basic earnings per share attributable to Rockwood Holdings, Inc. shareholders:
Earnings from continuing operations	$0.11	$0.37	$0.53	$2.64
Earnings from discontinued operations	14.86	0.40	14.63	1.98
Basic earnings per share	$14.97	$0.77	$15.16	$4.62

Diluted earnings per share attributable to Rockwood Holdings, Inc. shareholders:
Earnings from continuing operations	$0.11	$0.36	$0.52	$2.56
Earnings from discontinued operations	14.54	0.39	14.32	1.93
Diluted earnings per share	$14.65	$0.75	$14.84	$4.49

Dividends declared per share of common stock	$0.45	$0.35	$1.25	$0.70

Weighted average number of basic shares outstanding	74,262	77,639	76,611	77,542
Weighted average number of diluted shares outstanding	75,906	79,963	78,264	79,914

(a) Represents the revaluation of the Company’s equity interest to fair value from the acquisition of the remaining 50% interest in a Surface Treatment joint venture.

(b) Includes the expected loss on the sale of the TiO2 Pigments and Other Businesses.

(c) Relates to the sale of the Advanced Ceramics business.

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	September 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$932.0	$1,266.1
Restricted cash	14.2	—
Accounts receivable, net	236.4	205.5
Inventories	231.4	212.7
Deferred income taxes	6.6	7.5
Prepaid expenses and other current assets	85.7	47.9
Assets of discontinued operations	1,683.0	2,592.6
Total current assets	3,189.3	4,332.3
Property, plant and equipment, net	800.6	719.6
Goodwill	643.0	610.5
Other intangible assets, net	131.2	123.4
Deferred financing costs, net	18.5	33.2
Deferred income taxes	175.2	146.9
Other assets	60.5	46.6
Total assets	$5,018.3	$6,012.5
LIABILITIES
Current liabilities:
Accounts payable	$64.7	$73.2
Income taxes payable	—	23.7
Accrued compensation	69.4	57.4
Accrued expenses and other current liabilities	104.1	87.2
Deferred income taxes	7.7	4.0
Long-term debt, current portion	8.2	38.4
Liabilities of discontinued operations	543.2	1,251.9
Total current liabilities	797.3	1,535.8
Long-term debt	1,287.3	2,181.4
Pension and related liabilities	273.3	276.1
Deferred income taxes	33.6	31.2
Other liabilities	105.4	95.7
Total liabilities	2,496.9	4,120.2
Restricted stock units	22.0	12.5
EQUITY
Rockwood Holdings, Inc. stockholders’ equity:
Common stock ($0.01 par value, 400,000 shares authorized, 79,404 shares issued and 73,077 shares outstanding at September 30, 2013; 400,000 shares authorized, 78,560 shares issued and 78,466 shares outstanding at December 31, 2012)	0.8	0.8
Paid-in capital	1,249.5	1,243.1
Accumulated other comprehensive income (loss)	104.4	(14.9)
Retained earnings	1,464.2	399.1
Treasury stock, at cost (6,327 shares and 94 shares, respectively)	(401.3)	(1.4)
Total Rockwood Holdings, Inc. stockholders’ equity	2,343.6	1,626.7
Noncontrolling interest	155.8	253.1
Total equity	2,499.4	1,879.8
Total liabilities and equity	$5,018.3	$6,012.5

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Dollars in millions)

(Unaudited)

	Nine months ended
	September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,160.7	$380.6
Adjustments to reconcile net income to net cash provided by operating activities:
Income (loss) from discontinued operations, net of tax	43.7	(176.0)
Gain on sale of discontinued operations, net of tax	(1,163.8)	—
Depreciation and amortization	68.0	66.1
Deferred financing costs amortization	3.7	2.6
Loss on early extinguishment/modification of debt	15.5	9.7
Gain on previously held equity interest	(16.0)	—
Foreign exchange loss on financing activities, net	41.7	7.9
Bad debt provision	0.2	0.6
Stock-based compensation	9.9	8.7
Deferred income taxes	(1.1)	(132.1)
Asset write-downs and other	4.0	11.8
Excess tax benefits from stock-based payment arrangements	(3.8)	(1.4)
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions:
Accounts receivable	(26.7)	(28.1)
Inventories	(15.2)	(19.3)
Prepaid expenses and other assets	(6.6)	(9.3)
Accounts payable	(4.7)	(5.3)
Income taxes payable	(43.8)	(12.7)
Accrued expenses and other liabilities	26.1	(10.7)
Net cash provided by operating activities of continuing operations	91.8	93.1
Net cash provided by operating activities of discontinued operations	187.0	201.7
Net cash provided by operating activities	278.8	294.8
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, net (a)	(128.7)	(108.9)
Acquisitions	(33.8)	0.2
Transfers to restricted cash	(14.2)	—
Proceeds on sale of assets	2.5	0.4
Net cash used in investing activities of continuing operations	(174.2)	(108.3)
Net cash provided by (used in) investing activities of discontinued operations, including net sale proceeds from Advanced Ceramics	1,648.9	(179.9)
Net cash provided by (used in) investing activities	1,474.7	(288.2)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock, net of fees	9.5	6.0
Excess tax benefits from stock-based payment arrangements	3.8	1.4
Payments of long-term debt	(1,130.2)	(557.1)
Proceeds from long term debt	204.6	1,606.2
Deferred financing costs	—	(27.1)
Fees related to early extinguishment/modification of debt	(5.2)	(6.8)
Purchase of noncontrolling interest	(130.3)	—
Share repurchases	(399.9)	—
Net cash (used in) provided by financing activities of continuing operations	(1,542.6)	968.3
Net cash (used in) provided by financing activities of discontinued operations	(510.2)	180.4
Net cash (used in) provided by financing activities	(2,052.8)	1,148.7
Effect of exchange rate changes on cash and cash equivalents	(33.2)	13.1
Net (decrease) increase in cash and cash equivalents	(332.5)	1,168.4
Less net increase in cash and cash equivalents from discontinued operations	1.6	2.0
(Decrease) increase in cash and cash equivalents from continuing operations	(334.1)	1,166.4
Cash and cash equivalents, beginning of period	1,266.1	315.2
Cash and cash equivalents, end of period	$932.0	$1,481.6

Supplemental disclosures of cash flow information:
Interest paid	$57.4	$44.9
Income taxes paid, net of refunds	45.8	32.8
Non-cash investing activities:
Acquisition of capital equipment included in accounts payable	4.9	4.8

(a) Net of government grants of $2.2 million and $8.9 million for the nine months ended September 30, 2013 and 2012, respectively.

Appendix Table A-1: Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

		Surface	Corporate and	Discontinued
($ in millions)	Lithium	Treatment	other	Operations	Consolidated
Three months ended September 30, 2013

Income (loss) from continuing operations before taxes	$27.6	$43.4	$(71.6)	$—	$(0.6)
Interest expense, net	0.5	2.9	17.8	—	21.2
Depreciation and amortization	11.6	7.9	3.3	—	22.8
Restructuring and other severance costs	1.4	1.0	2.2	—	4.6
Systems/organization establishment expenses	0.2	0.1	—	—	0.3
Acquisition and disposal costs	—	0.7	1.5	—	2.2
Loss on early extinguishment/modification of debt	2.2	3.1	10.2	—	15.5
Asset write-downs and other	(0.8)	0.1	—	—	(0.7)
Gain on previously held equity interest	—	(16.0)	—	—	(16.0)
Foreign exchange loss on financing activities, net	0.4	1.3	29.5	—	31.2
Other	—	0.5	0.6	—	1.1
Adjusted EBITDA from continuing operations	43.1	45.0	(6.5)	—	81.6
Discontinued operations	—	—	—	77.1	77.1
Total Adjusted EBITDA	$43.1	$45.0	$(6.5)	$77.1	$158.7

		Surface	Corporate and	Discontinued
($ in millions)	Lithium	Treatment	other	Operations	Consolidated
Three months ended September 30, 2012

Income (loss) from continuing operations before taxes	$32.2	$23.1	$(12.9)	$—	$42.4
Interest expense, net	0.7	3.0	7.9	—	11.6
Depreciation and amortization	11.1	7.8	3.4	—	22.3
Restructuring and other severance costs	1.3	2.4	—	—	3.7
Systems/organization establishment expenses	0.1	0.6	—	—	0.7
Acquisition and disposal costs	—	—	1.6	—	1.6
Asset write-downs and other	—	0.1	—	—	0.1
Foreign exchange loss (gain) on financing activities, net	—	1.0	(1.2)	—	(0.2)
Other	—	(0.1)	1.6	—	1.5
Adjusted EBITDA from continuing operations	45.4	37.9	0.4	—	83.7
Discontinued operations	—	—	—	95.7	95.7
Total Adjusted EBITDA	$45.4	$37.9	$0.4	$95.7	$179.4

		Surface	Corporate and	Discontinued
($ in millions)	Lithium	Treatment	other	Operations	Consolidated
Nine months ended September 30, 2013

Income (loss) from continuing operations before taxes	$87.2	$100.8	$(146.6)	$—	$41.4
Interest expense, net	1.9	8.8	57.2	—	67.9
Depreciation and amortization	34.5	23.4	10.1	—	68.0
Restructuring and other severance costs	5.8	4.4	3.0	—	13.2
Systems/organization establishment expenses	0.7	0.8	—	—	1.5
Acquisition and disposal costs	0.1	1.5	4.1	—	5.7
Loss on early extinguishment/modification of debt	2.2	3.1	10.2	—	15.5
Asset write-downs and other	3.9	0.1	—	—	4.0
Gain on previously held equity interest	—	(16.0)	—	—	(16.0)
Foreign exchange loss on financing activities, net	2.7	—	39.0	—	41.7
Other	—	1.0	1.2	—	2.2
Adjusted EBITDA from continuing operations	139.0	127.9	(21.8)	—	245.1
Discontinued operations	—	—	—	246.0	246.0
Total Adjusted EBITDA	$139.0	$127.9	$(21.8)	$246.0	$491.1

		Surface	Corporate and	Discontinued
($ in millions)	Lithium	Treatment	other	Operations	Consolidated
Nine months ended September 30, 2012

Income (loss) from continuing operations before taxes	$84.6	$69.5	$(61.5)	$—	$92.6
Interest expense, net	2.6	11.8	26.8	—	41.2
Depreciation and amortization	32.6	23.6	9.9	—	66.1
Restructuring and other severance costs	13.4	4.4	0.1	—	17.9
Systems/organization establishment expenses	0.4	0.6	—	—	1.0
Acquisition and disposal costs	—	0.1	1.8	—	1.9
Loss on early extinguishment/modification of debt	2.2	3.0	4.5	—	9.7
Asset write-downs and other	—	0.2	—	—	0.2
Foreign exchange loss on financing activities, net	2.0	3.1	2.8	—	7.9
Other	0.1	0.3	1.5	—	1.9
Adjusted EBITDA from continuing operations	137.9	116.6	(14.1)	—	240.4
Discontinued operations	—	—	—	393.0	393.0
Total Adjusted EBITDA	$137.9	$116.6	$(14.1)	$393.0	$633.4

Appendix Table A-2: Consolidated Reconciliation of Net Income/Diluted Earnings Per Share from Continuing Operations as Reported to Net Income/Diluted Earnings Per Share from Continuing Operations as Adjusted

	Three Months Ended		Three Months Ended
	September 30, 2013		September 30, 2012
($ in millions, except per share amounts; shares in thousands)	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$8.4	$0.11	$28.8	$0.36

Adjustments from continuing operations:
Foreign exchange loss on financing activities, net	20.7	0.27	—	—
Gain on previously held equity interest	(16.0)	(0.21)	—	—
Loss on early extinguishment/modification of debt	10.5	0.14	—	—
Restructuring and other severance costs	3.3	0.04	4.1	0.05
Acquisition and disposal costs	1.5	0.02	1.6	0.02
Impact of tax related items	1.1	0.01	2.9	0.04
Other	0.4	0.01	1.6	0.02
Net charges from continuing operations	21.5	0.28	10.2	0.13

As adjusted (a)	$29.9	$0.39	$39.0	$0.49

Weighted average number of diluted shares outstanding		75,906		79,963

(a) The tax effects of the adjustments are benefit of $16.7 million and an expense of $1.8 million for the three months ended September 30, 2013 and 2012, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.

	Nine Months Ended		Nine Months Ended
	September 30, 2013		September 30, 2012
($ in millions, except per share amounts; shares in thousands)	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$40.6	$0.52	$204.6	$2.56

Adjustments from continuing operations:
Foreign exchange loss on financing activities, net	28.1	0.36	7.0	0.09
Gain on previously held equity interest	(16.0)	(0.20)	—	—
Loss on early extinguishment/modification of debt	10.5	0.13	7.9	0.10
Restructuring and other severance costs	9.8	0.13	16.3	0.20
Acquisition and disposal costs	4.1	0.05	1.9	0.02
Asset write-downs and other	2.6	0.03	—	—
Impact of tax related items	1.1	0.01	2.9	0.04
Systems/organization establishment expenses	1.0	0.01	0.8	0.01
Valuation allowance reversal	—	—	(139.0)	(1.74)
Other	1.5	0.02	1.3	0.02
Net charges (benefits) from continuing operations	42.7	0.54	(100.9)	(1.26)

As adjusted (b)	$83.3	$1.06	$103.7	$1.30

Weighted average number of diluted shares outstanding		78,264		79,914

(b) The tax effects of the adjustments are benefits of $26.4 million and $144.3 million for the nine months ended September 30, 2013 and 2012, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.

Appendix Table A-3: Consolidated Reconciliation of Net Income/Diluted Earnings Per Share as Reported to Net Income/Diluted Earnings Per Share as Adjusted

	Three Months Ended		Three Months Ended
	September 30, 2013		September 30, 2012
($ in millions, except per share amounts; shares in thousands)	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$1,111.9	$14.65	$59.6	$0.75

Adjustments from discontinued operations:
Gain on sale of discontinued operations	(1,163.8)	(15.33)	—	—
Expected loss on sale of TiO2 and Other Businesses	52.7	0.69	—	—
Acquisition and disposal costs	25.4	0.34	—	—
Restructuring and other severance costs	1.4	0.01	2.2	0.03
Impact of tax related items	(0.7)	(0.01)	—	—
Gain on early extinguishment/modification of debt	(0.3)	—	—	—
Other	0.1	—	1.3	0.01
Net (benefits) charges from discontinued operations	(1,085.2)	(14.30)	3.5	0.04

Adjustments from continuing operations:
Foreign exchange loss on financing activities, net	20.7	0.27	(0.1)	—
Gain on previously held equity interest	(16.0)	(0.21)	—	—
Loss on early extinguishment/modification of debt	10.5	0.14	—	—
Restructuring and other severance costs	3.3	0.04	4.1	0.05
Acquisition and disposal costs	1.5	0.02	1.6	0.02
Impact of tax related items	1.1	0.01	2.9	0.04
Other	0.4	0.01	1.7	0.02
Net charges from continuing operations	21.5	0.28	10.2	0.13

Net (benefits) charges (a)	(1,063.7)	(14.02)	13.7	0.17

As adjusted	$48.2	$0.63	$73.3	$0.92

Weighted average number of diluted shares outstanding		75,906		79,963

(a) The tax effects of the adjustments are expenses of $17.4 million and $0.7 million for the three months ended September 30, 2013 and 2012, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.

Appendix Table A-4: Consolidated Reconciliation of Net Income/Diluted Earnings Per Share as Reported to Net Income/Diluted Earnings Per Share as Adjusted

	Nine Months Ended		Nine Months Ended
	September 30, 2013		September 30, 2012
($ in millions, except per share amounts; shares in thousands)	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$1,161.5	$14.84	$358.5	$4.49

Adjustments from discontinued operations:
Gain on sale of discontinued operations	(1,163.8)	(14.87)	—	—
Expected loss on sale of TiO2 and Other Businesses	52.7	0.67	—	—
Acquisition and disposal costs	47.1	0.60	0.9	0.01
Loss on early extinguishment/modification of debt	11.9	0.15	1.1	0.01
Impact of tax related items	2.8	0.04	—	—
Restructuring and other severance costs	2.7	0.04	6.6	0.08
Foreign exchange loss on financing activities, net	0.6	0.01	(0.6)	—
Mark-to-market swap loss	(0.3)	—	1.1	0.01
Systems/organization establishment expenses	0.1	—	0.7	0.01
Other	0.6	0.01	1.8	0.02
Net (benefits) charges from discontinued operations	(1,045.6)	(13.35)	11.6	0.14

Adjustments from continuing operations:
Foreign exchange loss on financing activities, net	28.1	0.36	7.0	0.09
Gain on previously held equity interest	(16.0)	(0.20)	—	—
Loss on early extinguishment/modification of debt	10.5	0.13	7.9	0.10
Restructuring and other severance costs	9.8	0.13	16.3	0.20
Acquisition and disposal costs	4.1	0.05	1.9	0.02
Asset write-downs and other	2.6	0.03	—	—
Impact of tax related items	1.1	0.01	2.9	0.04
Systems/organization establishment expenses	1.0	0.01	0.8	0.01
Valuation allowance reversal	—	—	(139.0)	(1.74)
Other	1.5	0.02	1.3	0.02
Net charges (benefits) from continuing operations	42.7	0.54	(100.9)	(1.26)

Net benefits (a)	(1,002.9)	(12.81)	(89.3)	(1.12)

As adjusted	$158.6	$2.03	$269.2	$3.37

Weighted average number of diluted shares outstanding		78,264		79,914

(a) The tax effects of the adjustments are benefits of $35.5 million and $146.7 million for the nine months ended September 30, 2013 and 2012, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.

Appendix Table A-5: Consolidated Reconciliation of Net Income/Diluted Earnings Per Share as Reported to Net Income/Diluted Earnings Per Share as Adjusted

	Three months ended September 30, 2013
($ in millions, except per share amounts)	(Loss) income from cont. ops. before taxes	Income tax (benefit) provision	Income (loss) from cont. ops.	Effective tax rate	Income from discontinued operations, net of tax	Net income	Diluted EPS (a)
As reported	$(0.6)	$(9.0)	$8.4	1500.0%	$1,103.5	$1,111.9	$14.65
Adjustments from discontinued operations:
Gain on sale of discontinued operations					(1,163.8)	(1,163.8)	(15.33)
Expected loss on sale of TiO2 and Other Businesses					52.7	52.7	0.69
Acquisition and disposal costs					25.4	25.4	0.34
Restructuring and other severance costs					1.4	1.4	0.01
Impact of tax related items					(0.7)	(0.7)	(0.01)
Gain on early extinguishment/modification of debt					(0.3)	(0.3)	—
Other					0.1	0.1	—
Adjustments from continuing operations:
Foreign exchange loss on financing activities, net	31.2	10.5	20.7			20.7	0.27
Gain on previously held equity interest	(16.0)	—	(16.0)			(16.0)	(0.21)
Loss on early extinguishment/modification of debt	15.5	5.0	10.5			10.5	0.14
Restructuring and other severance costs	4.6	1.3	3.3			3.3	0.04
Acquisition and disposal costs	2.2	0.7	1.5			1.5	0.02
Impact of tax related items	—	(1.1)	1.1			1.1	0.01
Other	0.7	0.3	0.4			0.4	0.01
As adjusted	$37.6	$7.7	$29.9	20.5%	$18.3	$48.2	$0.63

(a) Calculated using weighted average diluted shares outstanding of 75,906.

Appendix Table A-6: Consolidated Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in millions)	2013	2012	2013	2012
Net income attributable to Rockwood Holdings, Inc. shareholders	$1,111.9	$59.6	$1,161.5	$358.5
Net income (loss) attributable to noncontrolling interest	0.1	(0.6)	(0.8)	22.1
Net income	1,112.0	59.0	1,160.7	380.6
Income tax (benefit) provision	(9.0)	13.6	0.8	(112.0)
Loss (income) from discontinued operations, net of tax	60.2	(30.2)	43.7	(176.0)
Gain on sale of discontinued operations, net of tax (c)	(1,163.8)	—	(1,163.8)	—
(Loss) income from continuing operations before taxes	(0.6)	42.4	41.4	92.6
Interest expense, net	21.2	11.6	67.9	41.2
Depreciation and amortization	22.8	22.3	68.0	66.1
Restructuring and other severance costs	4.6	3.7	13.2	17.9
Systems/organization establishment expenses	0.3	0.7	1.5	1.0
Acquisition and disposal costs	2.2	1.6	5.7	1.9
Loss on early extinguishment/modification of debt	15.5	—	15.5	9.7
Asset write-downs and other	(0.7)	0.1	4.0	0.2
Gain on previously held equity interest	(16.0)	—	(16.0)	—
Foreign exchange loss (gain) on financing activities, net	31.2	(0.2)	41.7	7.9
Other	1.1	1.5	2.2	1.9
Adjusted EBITDA from continuing operations	81.6	83.7	245.1	240.4
Discontinued operations	77.1	95.7	246.0	393.0
Total Adjusted EBITDA	$158.7	$179.4	$491.1	$633.4

Appendix Table A-7: Reconciliation of Net Cash Provided by Operating Activities of Continuing Operations to Adjusted EBITDA

	Nine months ended
	September 30,
($ in millions)	2013	2012
Net cash provided by operating activities of continuing operations	$91.8	$93.1
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions	60.7	66.3
Current portion of income tax provision	2.0	20.1
Interest expense, net, excluding amortization of deferred financing costs and unrealized losses/gains on derivatives	64.2	38.6
Restructuring and other severance costs	13.2	17.9
Systems/organization establishment expenses	1.5	1.0
Acquisition and disposal costs	5.7	1.9
Bad debt provision	(0.2)	(0.6)
Asset write-downs and other	4.0	0.2
Other	2.2	1.9
Total Adjusted EBITDA from continuing operations	245.1	240.4
Discontinued operations	246.0	393.0
Total Adjusted EBITDA	$491.1	$633.4

Appendix Table A-8: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three months ended		Nine months ended
	September 30,		September 30,
($ in millions)	2013	2012	2013	2012
Net cash provided by operating activities	$145.5	$141.7	$278.8	$294.8
Capital expenditures, net of government grants received	(106.7)	(69.9)	(260.0)	(220.7)
Acquisition and disposal costs	23.0	3.9	35.7	8.1
Restructuring charges	2.7	4.8	14.8	12.8
Interest rate swap termination payment	—	—	3.7	—
Excess tax benefit from stock-based payment arrangements	1.4	—	3.8	1.4
Other (a)	2.7	0.7	4.5	5.6
Free Cash Flow	$68.6	$81.2	$81.3	$102.0

(a)         Represents the cash impact of adjustments made to EBITDA under our senior secured credit agreement.

Appendix Table A-9: Capital Expenditures by Segment

	Three months ended		Nine months ended
	September 30,		September 30,
($ in millions)	2013	2012	2013	2012
Lithium	$39.1	$28.0	$111.7	$72.5
Surface Treatment	5.3	9.8	14.1	28.8
Corporate and other	1.4	2.4	2.9	7.6
Capital expenditures, net	45.8	40.2	128.7	108.9
Discontinued operations	60.9	29.7	131.3	111.8
Captial expenditures, net (including discontinued operations)	$106.7	$69.9	$260.0	$220.7

Appendix Table A-10: Lithium Net Sales and Adjusted EBITDA excluding the impact of potash

	Net Sales			Adjusted EBITDA
	Three months ended September 30,			Three months ended September 30,
($ in millions)	2013	2012	Change in %	2013	2012	Change in %
Lithium, excluding potash	$114.6	$98.7	16.1%	$40.8	$31.6	29.1%
Potash	5.7	17.3	(67.1)	2.3	13.8	(83.3)
Total Lithium	$120.3	$116.0	3.7%	$43.1	$45.4	(5.1)%

Appendix Table A-11: Segment Net Sales and Adjusted EBITDA

	Three Months Ended				Constant	Constant Currency Basis
	September 30,		Total	Total	Currency	Net	Net
($ in millions)	2013	2012	Change in $	Change in %	Effect in $ (a)	Change in $	Change in %
Net Sales:
Lithium	$120.3	$116.0	$4.3	3.7%	$0.8	$3.5	3.0%
Surface Treatment	193.6	175.3	18.3	10.4	0.1	18.2	10.4
Corporate and other (b)	31.9	29.6	2.3	7.8	1.7	0.6	2.0
Net Sales	345.8	320.9	24.9	7.8	2.6	22.3	6.9
Discontinued operations	544.3	541.9	2.4	0.4	21.8	(19.4)	(3.6)
Net Sales (including discontinued operations)	$890.1	$862.8	$27.3	3.2%	$24.4	$2.9	0.3%

	Three Months Ended				Constant	Constant Currency Basis
	September 30,		Total	Total	Currency	Net	Net
($ in millions)	2013	2012	Change in $	Change in %	Effect in $ (a)	Change in $	Change in %
Adjusted EBITDA:
Lithium	$43.1	$45.4	$(2.3)	(5.1)%	$1.1	$(3.4)	(7.5)%
Surface Treatment	45.0	37.9	7.1	18.7	0.1	7.0	18.5
Corporate and other (b)	(6.5)	0.4	(6.9)	1,725.0	0.1	(7.0)	1,750.0
Adjusted EBITDA from continuing operations	81.6	83.7	(2.1)	(2.5)	1.3	(3.4)	(4.1)
Discontinued operations	77.1	95.7	(18.6)	(19.4)	3.1	(21.7)	(22.7)
Total Adjusted EBITDA	$158.7	$179.4	$(20.7)	(11.5)%	$4.4	$(25.1)	(14.0)%

	Nine Months Ended				Constant	Constant Currency Basis
	September 30,		Total	Total	Currency	Net	Net
($ in millions)	2013	2012	Change in $	Change in %	Effect in $ (a)	Change in $	Change in %
Net Sales:
Lithium	$364.5	$355.3	$9.2	2.6%	$(1.3)	$10.5	3.0%
Surface Treatment	569.3	547.7	21.6	3.9	(0.9)	22.5	4.1
Corporate and other (b)	97.0	98.8	(1.8)	(1.8)	2.4	(4.2)	(4.3)
Net Sales	1,030.8	1,001.8	29.0	2.9	0.2	28.8	2.9
Discontinued operations	1,766.2	1,676.1	90.1	5.4	31.5	58.6	3.5
Net Sales (including discontinued operations)	$2,797.0	$2,677.9	$119.1	4.4%	$31.7	$87.4	3.3%

	Nine Months Ended				Constant	Constant Currency Basis
	September 30,		Total	Total	Currency	Net	Net
($ in millions)	2013	2012	Change in $	Change in %	Effect in $ (a)	Change in $	Change in %
Adjusted EBITDA:
Lithium	$139.0	$137.9	$1.1	0.8%	$1.7	$(0.6)	(0.4)%
Surface Treatment	127.9	116.6	11.3	9.7	0.2	11.1	9.5
Corporate and other (b)	(21.8)	(14.1)	(7.7)	(54.6)	0.2	(7.9)	(56.0)
Adjusted EBITDA from continuing operations	245.1	240.4	4.7	2.0	2.1	2.6	1.1
Discontinued operations	246.0	393.0	(147.0)	(37.4)	4.4	(151.4)	(38.5)
Total Adjusted EBITDA	$491.1	$633.4	$(142.3)	(22.5)%	$6.5	$(148.8)	(23.5)%

(a) The constant currency effect is the translation impact of the change in the average rate of exchange of another currency to the U.S. dollar for the applicable period as compared to the preceding period. The impact primarily relates to the conversion of the Euro to the U.S. dollar. For the three months ended September 30, 2013 and 2012, the average rate of exchange of the Euro to the U.S. dollar is $1.33 and $1.25, respectively, and for the nine months ended September 30, 2013 and 2012, the average rate of exchange of the Euro to the U.S. dollar is $1.32 and $1.28, respectively.

(b) Corporate and other includes the results of operations of the metal sulfides business and the wafer reclaim business, as well as the costs of operating the Company’s corporate offices.

# # #